EXHIBIT 10.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PACKETVIDEO CORPORATION

(Pursuant to Section 242 and 245 of the

General Corporation Law of the State of Delaware)

James C. Brailean, Ph.D. hereby certifies that:

ONE:      The name of this corporation is PacketVideo Corporation and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is July 22, 1998 under the original name M4, Inc.

TWO:       He is the duly elected and acting President of PacketVideo Corporation, a Delaware corporation.

THREE:        The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

ARTICLE I

The name of the corporation is: PacketVideo Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, 19904. The name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (“DGCL”).

ARTICLE IV

1.         Classes of Stock. Effective as of immediately after the Reclassification Time, the total number of shares of capital stock which the Corporation shall have authority to issue is 75,000,000, of which 18,000,000 shares shall be shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and 57,000,000 shares shall be shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”). The Class A Common Stock and the Class B Common Stock are referred to collectively as the “Common Stock.” The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provisions hereinafter enacted.

2.         Reclassification. Upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Reclassification Time”), each existing share of common stock of the Corporation, par value $0.001, issued and outstanding immediately prior to the Reclassification Time (“Existing Stock”) shall be reclassified and converted automatically and without any action on the part of the holder thereof into (a) 0.35 of a share of Class A Common Stock, and (b) 0.65 of one share of Class B Common Stock (collectively, the “Reclassification”). Such reclassification and conversion shall be effected on a record holder-by-record holder basis, such that any fractional shares of Class A Common Stock resulting from the Reclassification shall be aggregated and any fractional shares of Class B Common Stock resulting from the Reclassification shall be aggregated. After aggregating fractional shares in accordance with the previous sentence, no fractional shares of Class A Common Stock or Class B Common Stock shall be issued as a result of the Reclassification. In lieu of any fractional share to which a record holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value per share of Common Stock as determined in good faith by the Corporation’s Board of Directors (the “Board of Directors”). Any reference to solely to “Common Stock” in this Amended and Restated Certification of Incorporation shall be deemed to mean, collectively, the Class A Common Stock and Class B Common Stock existing after the Reclassification Time.

3.         Common Stock. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions, of the classes of Common Stock:

(a)       Identical Rights. Except as otherwise set forth in this Article Fourth, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions, of each class of Common Stock shall be identical in all respects.

(b)       Dividends and Distributions. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock: (i) only shares of Class A Common Stock shall be paid or distributed with respect to Class A

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Common Stock, and (ii) only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. No class of Common Stock may be reclassified, subdivided or combined unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.

(c)       Voting Rights. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, and with respect to written actions in lieu of such meetings, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in such holder’s name on the transfer books of the Corporation. Except as otherwise required by law, the holders of each class of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(d)       Antidilution Shares. If at any time after the Reclassification Time when the then outstanding shares Class A Common Stock represent at least ten percent (10%) of the then outstanding shares of Common Stock, the Corporation issues or sells Additional Shares of Common Stock to any person or entity other than a holder of Class A Common Stock (a “Third Party Issuance”) for an Effective Price that is less than the Original Issuance Price, then, and in each such case, the Corporation shall, within 15 calendar days of such Third Party Issuance, issue to each of holder of Class A Common Stock who owned shares of Class A Common Stock immediately prior to the Third Party Issuance, a number of additional shares of Class A Common Stock equal to the product of (x) the number of Antidilution Shares and (y) a fraction, the numerator of which is the number of shares of Class A Common Stock held of record by such holder prior to the Third Party Issuance and the denominator of which is the total number of shares of Class A Common Stock outstanding immediately prior to the Third Party Issuance.

For purposes of this Section 3(d):

(i)        “Additional Shares of Common Stock” means all shares of Common Stock, and all Convertible Securities, Rights or Options, issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (I) shares of Common Stock issued as a dividend or distribution on the Class A Common Stock; (II) shares of Common Stock and options granted or issued hereafter to employees, officers, directors, consultants or other persons who perform services for the Corporation or any of its subsidiaries pursuant to incentive agreements, stock purchase or stock option agreements, stock bonuses or awards, warrants, or contracts under stock option plans or other equity incentive plans that are approved by the holders of at least a majority of the then outstanding shares of Class A Common Stock, voting as a separate class; (III) shares of Common Stock issued to parties that are strategic partners investing in connection with a commercial relationship with the Corporation or providing the Corporation with equipment leases loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, including banks or other financial institutions or equipment lessors or real property lessors, pursuant to a debt financing or equipment

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leasing or real property leasing, as approved in each case by the holders of at least a majority of the then outstanding shares of Class A Common Stock, voting as a separate class; (IV) shares of Common Stock issued pursuant to the acquisition of another corporation or entity by the Corporation and approved by the holders of at least a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, as being excluded from the definition of “Additional Shares of Common Stock” under this Section 3(d)(i); (V) any Antidilution Shares; and (VI) shares of Common Stock issued hereafter that are approved by the vote or written consent of the holders of at least a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, as being excluded from the definition of “Additional Shares of Common Stock” under this Section 3(d)(i).

(ii)       “Adjustment Factor” means the number of shares of Class A Common Stock which, when divided by the Common Stock Equivalents Outstanding immediately following a Third Party Issuance, shall be equal to a fraction, the numerator of which shall be 45.5 million and the denominator of which shall be the post-investment equity value of the Corporation implied by the Third Party Issuance, which post-investment equity value shall be deemed to be an amount equal to the product of the Effective Price of such Third Party Issuance and the Common Stock Equivalents Outstanding immediately following such Third Party Issuance.

(iii)      “Aggregate Consideration Received” means the aggregate amount of consideration received by the Corporation for the Additional Shares of Common Stock, computed as follows: (I) to the extent such consideration consists of cash, the gross amount of cash received by the Corporation before deduction of any expenses or commissions and excluding any amounts paid or payable for accrued interest; (II) to the extent such consideration consists of property other than cash, the fair value of such property as determined in good faith by the Board of Directors; (III) if Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, the portion of the consideration so received that is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock; (IV) if the Additional Shares of Common Stock consist solely of Rights or Options and/or Convertible Securities, an amount equal to the quotient of (X) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Rights or Options and/or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Rights or Options and/or the conversion or exchange of such Convertible Securities, or in the case of Rights or Options for Convertible Securities, the exercise of such Rights or Options for Convertible Securities and the conversion or exchange of such Convertible Securities, divided by (Y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Rights or Options and/or the conversion

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or exchange of such Convertible Securities, or in the case of Rights or Options for Convertible Securities, the exercise of such Rights or Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(iv)      “Antidilution Shares” means a number of shares of Class A Common Stock equal to the Adjustment Factor, less the total number of shares of Class A Common Stock outstanding immediately prior to the Third Party Issuance.

(v)       “Common Stock Equivalents Outstanding” means the number of shares of Common Stock that is equal to the sum of (I) all shares of Common Stock of the Corporation that are issued and outstanding at the time in question, plus (II) all shares of Common Stock of the Corporation issuable upon the exchange or conversion of all Options and Convertible Securities that are issued and outstanding at the time in question, plus (III) all shares of Common Stock of the Corporation that are issuable upon the exercise of all Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities.

(vi)      “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock, but excluding Rights or Options.

(vii)     “Effective Price” of Additional Shares of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold by the Corporation, into the Aggregate Consideration Received by the Corporation for the issue of such Additional Shares of Common Stock;

(viii)    “Original Issuance Price” mean $2.781 per share; and

(ix)      “Rights or Options” means warrants, options or other rights to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

For the purpose of issuing Antidilution Shares under this Section 3(d), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Original Issuance Price, then Antidilution Shares shall become issuable upon conversion or exercise of such Rights or Options or Convertible Securities.

4.	Conversion.

(a)       Optional Conversion. Each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time,

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and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Class B Common Stock.

(b)       Mandatory Conversion. Upon the closing of a sale of securities of the Corporation to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least US$20,000,000 of gross proceeds to the Corporation, each share of Class A Common Stock then outstanding shall, without the payment of additional consideration by the holder thereof, automatically convert into one fully paid and nonassessable share of Class B Common Stock, and such shares of Class A Common Stock may not be reissued by the Corporation. In addition, upon the election of the holders of a majority of the shares of Class A Common Stock then outstanding or upon the consummation of a Termination Transaction (as defined in that certain Stockholders’ Agreement to become effective on or about July 1, 2009 by and among the Corporation, NextWave Wireless Inc., NextWave Broadband Inc. and NTT DoCoMo, Inc.), each share of Class A Common Stock then outstanding shall, without the payment of additional consideration by the holder thereof, automatically convert into one fully paid and nonassessable share of Class B Common Stock, and such shares of Class A Common Stock may not be reissued by the Corporation.

5.         Dissolution, Liquidation or Winding up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of shares of Common Stock. For purposes of this Section (d)(5), a merger, consolidation or other combination of the Corporation with one or more other entities (whether or not the Corporation is the entity surviving the merger, consolidation or combination) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

ARTICLE V

In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

ARTICLE VI

Unless the Board of Directors concludes in good faith, after consultation with the Corporation’s outside legal counsel, that such action is necessary in order to discharge its fiduciary duties under applicable law, the Corporation shall not, without the unanimous approval of its Board of Directors, (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek

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the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or all or any portion of the Corporation’s properties; (c) make any assignment for the benefit of the Corporation’s creditors; or (d) approve of or consent to any of the foregoing.

ARTICLE VII

A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law (including California law if and to the extent California law is deemed to apply), and the Corporation may adopt by laws or enter into agreements with any such person for the purpose of providing for such indemnification.

ARTICLE VIII

Except as otherwise provided by law, the provisions of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the approval of the holders of a majority of the votes entitled to be cast by the holders of each class of Common Stock, voting together as a single class; provided, however, that any proposal to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of any class of Common Stock so as to affect them adversely in a manner that does not so affect all classes of Common Stock also will require the approval of the holders of a majority of the votes entitled to be cast by the holders of the shares of the class so affected by the proposed amendment, voting separately as a class.

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* * * *

FOUR:     This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

FIVE:       This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the sole stockholder of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 46,750,000 shares of Common Stock. All of the outstanding shares of Common Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, PacketVideo Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 26th day of June, 2009.

PACKETVIDEO CORPORATION

/s/ James C. Brailean
By:	James C. Brailean, Ph.D.
Title:	President, PacketVideo Corporation

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